ride the light [GRAPHIC OMITTED]                                            NEWS

Qwest



              QWEST COMMUNICATIONS SELLS QWESTDEX FOR $7.05 BILLION

  Private Equity Firms - The Carlyle Group and Welsh, Carson, Anderson & Stowe
              - To Create New Entity to Support Directory Customers

                   Deal Part of Company Deleveraging Strategy,
                         Strengthens Qwest Balance Sheet

DENVER, August 20, 2002 -- Qwest Communications International Inc. (NYSE: Q) today announced it has agreed to sell for $7.05 billion its QwestDex publishing business to a new entity formed by the private equity firms of The Carlyle Group and Welsh, Carson, Anderson & Stowe. The transaction involves the sale of the entire QwestDex publishing business in two stages, the first of which is expected to close in the fourth quarter 2002, with the second stage expected to close in 2003.

"As we promised, we are moving aggressively to take the necessary steps to ensure the long-term success of the company and our ability to continue to provide world-class services to our customers," said Richard C. Notebaert, Qwest's chairman and CEO. "The sale of QwestDex is a significant part of our plan to delever and strengthen our balance sheet and will allow us to focus on maximizing the profitability of our core operations."

The transaction will be completed in two stages. The first stage, involving the sale of QwestDex operations in Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota and South Dakota, is for $2.75 billion and is expected to close in the fourth quarter of 2002. The second phase, which includes Arizona, Idaho, Montana, Oregon, Utah, Washington and Wyoming, is for $4.30 billion and is expected to close in 2003.

Qwest expects to use the proceeds from the sale to partly pay down debt and for other company funding requirements.

The new company will be the exclusive directory publisher for Qwest in the states where the company provides local service, and will satisfy all of Qwest's publishing obligations and continue to provide world-class directory services to consumers and businesses.

Both stages are subject to customary closing conditions, including the satisfaction of conditions for the buyer's debt financing. In addition, the second stage is contingent upon the receipt of certain state regulatory approvals and the buyer's ability to secure additional equity financing, which may be provided by Qwest.

Qwest has already taken several additional steps to deliver on both its short-term and long-term objectives, including:
     o   Achieving positive free cash flow for the second quarter 2002;
     o Announcing that Banc of America Securities LLC has agreed to act as sole arranger and sole book runner for a proposed $500 - $750 million Senior Secured Credit Facility at QwestDex, Inc. The company has obtained a commitment from an affiliate of Bank of America for $200 million of this proposed new facility. The commitment is subject to completion of the restructuring of the existing syndicated credit facility and other customary closing conditions for a facility of this type, including the parties entering into definitive agreements;
     o Complying with the financial covenants in the credit facility, and with the financial covenants in its indentures, each as of June 30, 2002;
     o Entering into discussions with Bank of America, the administrative agent for its syndicated credit facility, about restructuring the facility; and,
     o   Revising its financial guidance for full year 2002.

Lehman Brothers acted as financial advisor, and delivered a fairness opinion, to Qwest. In addition, Merrill Lynch delivered a fairness opinion to Qwest.


About Qwest
Qwest Communications International Inc. (NYSE: Q) is a leading provider of voice, video and data services to more than 25 million customers. The company's 55,000 employees are committed to the "spirit of service" and providing world-class services that exceed customers' expectations for quality, value and reliability. For more information, please visit the Qwest Web site at www.qwest.com.

                                      # # #


This release may contain projections and other forward-looking statements that involve assumptions, risks and uncertainties. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest Communications International Inc. (together with its affiliates, "Qwest", "we" or "us") with the Securities and Exchange Commission (the "SEC"), specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; the effects of our anticipated restatement of historical financial statements including delays in or restrictions on our ability to access the capital markets or other adverse effects to our business and financial position; our substantial indebtedness, and out inability to restructure our $3.4 billion credit facility prior to failing to comply with financial covenants contained therein or any inability to complete efforts de-lever our balance sheets through asset sales of other transactions; any adverse outcome of the SEC's current inquiries into Qwest's accounting policies, practices and procedures; any adverse outcome of the current investigation by the U.S. Attorney's office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; the failure of our chief executive and chief financial officers to provide certain certifications relating to certain public filings; rapid and significant changes in technology and markets; failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, and difficulties in combining the operations of the combined company; our future ability to provide interLATA services within our 14-state local service area; potential fluctuations in quarterly results; volatility of Qwest's stock price; intense competition in the markets in which we compete; changes in demand for our products and services; dependence on new product development and

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

acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; adverse developments in commercial disputes or legal proceedings; and changes in the outcome of future events from the assumed outcome included by Qwest in its significant accounting policies. The information contained in this release is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.


         Contacts:     Media Contact:               Investor Contact:
                       --------------               -----------------
                       Tyler Gronbach               Stephanie Comfort
                       303-992-2155                 800-567-7296
                       tyler.gronbach@qwest.com     IR@qwest.com


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